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                           AMENDMENT NO. 2 TO THE
                   1988 NONQUALIFIED STOCK OPTION PLAN
                        FOR NON-EMPLOYEE DIRECTORS
                                    OF
                           NOBLE AFFILIATES, INC.


   Pursuant to the provisions of Section 6.02 thereof, the 1988 Nonqualified Stock Option Plan for Non-Employee Directors of Noble Affiliates, Inc., as amended and restated effective March 17, 1989, and as further amended effective April 28, 1992 (the "Plan"), is hereby amended in the following respects only.


   FIRST: Recital B of the Plan is hereby amended by restatement in its entirety to read as follows:


        B. The purposes of the Plan are to provide to each of the directors of the Company who is not also either an employee or an officer of the Company added incentive to continue in the service of the Company and a more direct interest in the future success of the operations of the Company by granting to such directors options (the "Options", or individually, the "Option") to purchase shares of the Company's common stock, $3.33-1/3 par value (the "Common Stock"), subject to the terms and conditions described below.


   SECOND: Article II of the Plan is hereby amended by restatement in its entirety to read as follows:


                                ARTICLE II

                              ADMINISTRATION

        The Plan shall be administered by the Board of Directors. The Board of Directors shall have no authority, discretion or power to select the participants who will receive Options, to set the number of shares to be covered by each Option, or to set the exercise price or the period within which the options may be exercised, or to alter any other terms or conditions specified herein, except in the sense of administering the Plan subject to the express provisions of the Plan and except in accordance with Sections 3.02(a) and 6.02 hereof. Subject to the foregoing limitations, the Board of Directors shall have authority and power to adopt such rules and regulations and to take such action as it shall consider necessary or advisable for the administration of the Plan, and to construe, interpret and administer the Plan. The decisions of the Board of Directors relating to the Plan shall be final and binding upon the Company, the Holders, as defined hereinafter, and all other persons. No member of the Board of Directors shall incur any liability by reason of any action or determination made in good faith with respect to the Plan or any stock option agreement entered into pursuant to the Plan.



   THIRD: Article IV of the Plan is hereby deleted in its entirety.

   FOURTH: Section 5.01 of the Plan is hereby amended by


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restatement in its entirety to read as follows:

        5.01 Common Stock. The total number of shares of Common Stock as to which options may be granted pursuant to the Plan shall be 250,000, in the aggregate, except as such number of shares shall be adjusted from and after the Effective Date in accordance with the provisions of Section 5.02 hereof. If any outstanding Option under the Plan shall expire or be terminated for any reason before the end of the Option Period, the share's of Common Stock allocable to the unexercised portion of such Option may again be subject to the Plan. The Company shall, at all times during the life of any outstanding Options, retain as authorized and unissued Common Stock at least the number of shares from time to time included in the outstanding options or otherwise assure itself of its ability to perform its obligation under the Plan.


   FIFTH: Section 5.02 of the Plan is hereby amended by restatement in its entirety to read as follows:


        Section 5.02 Adjustments Upon Changes in Common Stock. In the event the Company shall effect a split of the Common Stock or dividend payable in Common Stock, or in the event the outstanding Common Stock shall be combined into a smaller number of shares, the maximum number of shares as to which Options may be granted under the Plan shall be increased or decreased proportionately. In the event that before delivery by the Company of all of the shares of Common Stock in respect of which any Option has been granted under the Plan, the Company shall have effected such a split, dividend or combination, the shares still subject to the Option shall be increased or decreased proportionately and the purchase price per share shall be increased or decreased proportionately so that the aggregate purchase price for all the then optioned shares shall remain the same as immediately prior to such split, dividend or combination.


        In the event of a reclassification of the Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization, including a merger, consolidation or sale of assets, the Board of Directors of the Company shall make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of shares covered by the unexercised portions of Options theretofore granted under the Plan. The provisions of this Section 5.02 shall only be applicable if, and only to the extent that, the application thereof does not conflict with any valid governmental statute, regulation or rule.


   SIXTH: Section 6.01 of the Plan is hereby amended by restatement in its entirety to read as follows:


        6.01 Termination of Plan. The Plan shall terminate whenever the Board of Directors adopts a resolution to that effect. If not sooner terminated under the preceding sentence, the Plan shall wholly cease and expire at the close of business on July 25, 1998. After termination of the Plan, no Options shall be granted under this Plan, but the Company shall continue to recognize Options previously granted.


   SEVENTH: Section 6. 02 of the Plan is hereby amended


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by restatement in its entirety to read as follows:


        6.02 Amendment of Plan.  Subject to the limitations set forth in this
   Section 6.02, the Board of Directors may from time to time amend, modify, suspend or terminate the Plan. No such amendment, modification, suspension or termination shall (a) impair any options theretofore granted under the Plan or deprive any Holder of any shares of Common Stock which he might have acquired through or as a result of the Plan, or (b) be made without the approval of the shareholders of the Company where such change would (i) increase the total number of shares of Common Stock which may be granted under the Plan or decrease the purchase price under the Plan (other than as provided in Section 5.02 hereof), (ii) materially alter the class of persons eligible to be granted options under the Plan
   (iii) materially increase the benefits accruing to Holders under the Plan or (iv) extend the term of the Plan or the Option Period. Notwithstanding any other provision of this Section 6.02, in accordance with Rule 16b-3(c)(2)(ii)(B), the provisions of the Plan governing the matters described in Rule 16b-3(c)(2)(ii)(A) shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.


   EIGHTH: Section 6.04 of the Plan is hereby amended by restatement in its entirety to read as follows:


        6.04 Effectiveness. This Plan shall become effective as of the Effective Date, subject to the conditions stated in the following sentence. This Plan and each Option granted or to be granted hereunder is conditional on and shall be of no force and effect, and no Option shall be exercised, unless and until, (a) shareholder approval of the Plan by the affirmative votes of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at a meeting of shareholders duly held not later than the date of the next annual meeting of shareholders and (b) receipt by the Company of a favorable response from the staff of the Securities and Exchange Commission to the Company's position to the effect that (i) the Plan will meet the requirements of Rule 16b-3 and (ii) the receipt of Options under the Plan by non-employee directors will not prohibit them from continuing to be "disinterested persons" within the meaning of paragraphs (b) and (d)(3) of Rule 16b-3 with respect to the Company's employee stock option plans.


   IN WITNESS WHEREOF, this Amendment has been executed this 27th day of July, 1993, to be effective as of July 1, 1993.



                                     NOBLE AFFILIATES, INC.


                                     By:
                                         Robert Kelley
                                         Chairman of the Board
                                         President and Chief
                                         Executive officer